UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

DATE OF REPORT (Date of Earliest Event Reported): August 1, 2006

Granite Broadcasting Corporation

(Exact name of registrant as specified in its charter)

Commission File No. 0-19728

Delaware	13-3458782
(State or other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

767 Third Avenue, 34th Floor
New York, New York 10017
(212) 826-2530

(Address, including Zip Code, and Telephone Number,
including Area Code of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2006, Granite Broadcasting Corporation (the "Company") entered into a Third Supplemental Indenture (the "Third Supplemental Indenture") by and among the Company, the guarantors party thereto and The Bank of New York, as Trustee (the "Trustee"), which supplements the Indenture, dated as of December 22, 2003, among the Company, the guarantors party thereto and the Trustee, as supplemented by the First Supplemental Indenture, dated as of March 9, 2005, by and among the Company, the guarantors party thereto and the Trustee, as further supplemented by the Second Supplemental Indenture, dated as of July 5, 2006, by and among the Company, the guarantors party thereto and the Trustee (the "Indenture"). The Company entered into the Third Supplemental Indenture in accordance with the Supplemental Agreement, dated as of July 5, 2006, by and among the Company, the parties identified as “Guarantors” on the signature pages thereof  and the parties identified as “Qualified Holders” on the signature pages thereto. The Supplemental Agreement was filed as Exhibit 4.3 to our Current Report on Form 8-K that was filed with the Securities and Exchange Commission on July 6, 2006. A copy of the Third Supplemental Indenture is filed with this Report as Exhibit 4.

Item 2.02. Results of Operations and Financial Condition.

On August 2, 2006, Granite issued a press release setting forth its results for the second quarter ended June 30, 2006.  A copy of Granite’s press release is furnished herewith as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit
4	Third Supplemental Indenture, dated as of August 1, 2006, by and among Granite Broadcasting Corporation, the guarantors party thereto and The Bank of New York, as Trustee

99	Granite Broadcasting Corporation Press Release dated August 2, 2006, announcing results for the first quarter ended June 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE BROADCASTING CORPORATION

Dated: August 7, 2006	By:	/s/ Lawrence I. Wills
	Name:	Lawrence I. Wills
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4	Third Supplemental Indenture, dated as of August 1, 2006, by and among Granite Broadcasting Corporation, the guarantors party thereto and The Bank of New York, as Trustee

99	Granite Broadcasting Corporation Press Release dated August 2, 2006, announcing results for the first quarter ended June 30, 2006